Exhibit 99.1

Chimera Investment Corporation Reports Core EPS for the 2nd Quarter 2010 of $0.19 Per Share

NEW YORK--(BUSINESS WIRE)--August 2, 2010--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended June 30, 2010, of $142.8 million or $0.19 per average share as compared to Core Earnings for the quarter ended June 30, 2009, of $48.9 million or $0.10 per average share and Core Earnings for the quarter ended March 31, 2010, of $127.9 million or $0.19 per average share. “Core Earnings” is a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, unrealized gains and losses, realized gains and losses on sales and other items that do not affect realized net income, regardless of whether such items are included in other comprehensive income or loss, or in net income. The Company reported GAAP net income of $124.6 million or $0.16 per average share for the quarter ended June 30, 2010, as compared to GAAP net income of $51.6 million or $0.10 per average share for the quarter ended June 30, 2009, and GAAP net income of $125.6 million or $0.19 per average share for the quarter ended March 31, 2010.

During the quarter ended June 30, 2010, the Company had no sales of residential mortgage-backed securities (“RMBS”). The Company sold RMBS with a carrying value of $75.3 million for realized gains of $9.3 million during the quarter ended June 30, 2009. During the quarter ended March 31, 2010, the Company sold RMBS with a carrying value of $89.6 million for net realized gains of $342 thousand.

During the quarter ended June 30, 2010, the Company financed on a permanent non-recourse basis $627.9 million of AAA-rated fixed rate bonds for net proceeds of $629.2 million in re-securitization transactions which were accounted for as financings. During the quarter ended June 30, 2009, the Company did not execute any re-securitization transactions. During the quarter ended March 31, 2010, the Company financed on a permanent non-recourse basis $497.4 million of AAA-rated fixed rate bonds for net proceeds of $498.7 million in re-securitization transactions which were accounted for as financings.

The Company declared common stock dividends of $0.17, $0.08, and $0.17 per share for the quarters ended June 30, 2010, June 30, 2009, and March 31, 2010, respectively. The annualized dividend yield on the Company’s common stock for the second quarter, based on the June 30, 2010, closing price of $3.61 was 18.84%. On a Core Earnings basis, the Company provided an annualized return on average equity of 21.94%, 16.45%, and 23.15% for the quarters ended June 30, 2010, June 30, 2009, and March 31, 2010, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 19.14%, 17.36% and 22.73%, for the quarters ended June 30, 2010, June 30, 2009, and March 31, 2010, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “The window of opportunity remains open for investing in attractively-priced residential mortgage-backed securities and enhancing returns through the re-securitization process. Our successful capital raise at the end of the quarter will be deployed into this market, and we believe that we are building a portfolio that can deliver long-term performance. We appreciate investors’ confidence in our ability to take advantage of this and future opportunities as the economic, regulatory and market environment for housing and residential mortgages continues to evolve.”

For the quarter ended June 30, 2010, the annualized yield on average earning assets was 8.49% and the annualized cost of funds on the average borrowed funds balance was 2.93% for an interest rate spread of 5.56%. This is a 113 basis point increase over the 4.43% annualized interest rate spread for the quarter ended June 30, 2009, and a 2 basis point increase over the 5.54% annualized interest rate spread for the quarter ended March 31, 2010. Leverage was 1.3:1, 1.0:1, and 1.6:1 at June 30, 2010, June 30, 2009, and March 31, 2010, respectively. Recourse leverage was 0.5:1, 0.8:1 and 0.7:1 at June 30, 2010, June 30, 2009, and March 31, 2010, respectively.

RMBS comprised approximately 93.9%, 90.0%, and 91.9% of the Company’s investment portfolio at June 30, 2010, June 30, 2009, and March 31, 2010, respectively. The balance of the portfolio was comprised of loans collateralizing secured debt.

The following table summarizes portfolio information for the Company:

	June 30, 2010	June 30, 2009	March 31, 2010

Interest earning assets at period-end	$6,595,363	$4,166,731	$6,023,722
Interest bearing liabilities at period-end	$3,801,485	$1,943,413	$3,687,339
Leverage at period-end	1.3:1	1.0:1	1.6:1
Leverage at period-end (recourse)	0.5:1	0.8:1	0.7:1
Portfolio Composition, at principal value
Non-Agency RMBS	80.5%	55.5%	76.5%
Senior	5.2%	49.1%	15.7%
Senior, interest only	25.9%	4.3%	15.6%
Subordinated	30.2%	2.1%	25.8%
Subordinated, interest only	2.2%	0.0%	2.8%
Senior, non-retained	17.0%	0.0%	16.6%
Agency RMBS	13.4%	34.5%	15.3%
Securitized loans	6.1%	10.0%	8.1%
Fixed-rate percentage of portfolio	72.4%	59.7%	66.2%
Adjustable-rate percentage of portfolio	27.6%	40.3%	33.8%
Annualized yield on average earning assets during the period	8.49%	6.83%	10.04%
Annualized cost of funds on average borrowed funds during the period	2.93%	2.40%	4.50%

The following table summarizes characteristics for each asset class:

	June 30, 2010
	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield
Non-Agency Mortgage-Backed Securities
Senior	$94.21	$96.27	5.30%	6.14%
Senior, interest only	$7.51	$5.25	2.01%	17.46%
Subordinated	$38.45	$37.78	4.65%	17.37%
Subordinated, interest only	$0.93	$1.49	1.00%	49.93%
Senior, non-retained	$96.59	$97.79	5.26%	6.22%
Agency Mortgage-Backed Securities	$103.27	$106.95	5.44%	3.93%
Securitized loans	$101.19	$101.19	5.91%	6.49%

The Company’s portfolio is comprised of RMBS and securitized whole residential mortgage loans. During the quarter ended June 30, 2010, the Company recorded a loan loss provision of $1.0 million as compared to a provision of $1.1 million for the quarter ended June 30, 2009 and $606 thousand for the quarter ended March 31, 2010.

The Constant Prepayment Rate on the Company’s portfolio was 16%, 19%, and 17% during the quarters ended June 30, 2010, June 30, 2009, and March 31, 2010, respectively. The net accretion of discounts was $65.0 million, $14.8 million and $53.8 million for the quarters ended June 30, 2010, June 30, 2009, and March 31, 2010, respectively. The total net discount remaining was $2.2 billion, $913.5 million and $2.0 billion at June 30, 2010, June 30, 2009, and March 31, 2010, respectively.

General and administrative expenses, including the management fee and loan loss provision, as a percentage of average interest earning assets were 0.54%, 0.83%, and 0.55% for the quarters ended June 30, 2010, June 30, 2009, and March 31, 2010, respectively. At June 30, 2010, June 30, 2009, and March 31, 2010, the Company had a common stock book value per share of $3.30, $2.90, and $3.42, respectively.

On March 31, 2010 the Company announced the sale of 85,000,000 shares of common stock at $3.61 per share for estimated proceeds, less the underwriters’ discount and offering expenses, of $306.7 million. In addition, on April 1, 2010, the underwriters exercised the option to purchase up to an additional 12,750,000 shares of common stock to cover over-allotments for proceeds, less the underwriters’ discount, of approximately $46.0 million. The sale was completed on April 7, 2010. In all, the Company raised net proceeds of approximately $352.7 million in this offering.

On June 22, 2010 the Company announced the sale of 100,000,000 shares of common stock at $3.61 per share for estimated proceeds, less the underwriters’ discount and offering expenses, of $360.8 million. In addition, on June 25, 2010, the underwriters exercised the option to purchase up to an additional 15,000,000 shares of common stock to cover over-allotments for proceeds, less the underwriters’ discount, of approximately $54.2 million. The sale was completed on June 28, 2010. In all, the Company raised net proceeds of approximately $415.0 million in this offering.

The Company is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company and currently has 883,161,353 shares of common stock outstanding.

The Company will hold the second quarter 2010 earnings conference call on Tuesday, August 3, 2010, at 10:00 a.m. EST. The number to call is 866-543-6411 for domestic calls and 617-213-8900 for international calls and the pass code is 30982244. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 69000781. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on EMail Alerts, complete the email notification form and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, including the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program; our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(unaudited)

	June 30, 2010	March 31, 2010	December 31, 2009 (1)	September 30, 2009	June 30, 2009
Assets:
Cash and cash equivalents	$236,214	$44,200	$24,279	$21,023	$13,121
Non-Agency Mortgage-Backed Securities, at fair value
Senior	817,736	1,429,530	2,022,406	1,618,116	1,720,832
Subordinated	1,465,905	947,963	376,459	378,344	25,711
Senior, non-retained	2,133,486	1,646,087	-	-	-
Agency Mortgage-Backed Securities, at fair value	1,761,732	1,558,795	1,690,029	1,823,308	1,889,550
Securitized loans held for investment, net of allowance for loan losses of $5.6 million, $4.6 million, $4.6 million, $3.0 million, and $3.0 million, respectively	416,504	441,347	470,533	498,915	530,638
Receivable for investments sold	-	47,185	-	-	-
Accrued interest receivable	45,682	39,637	33,128	29,444	27,055
Other assets	923	1,451	1,494	330	798
Total assets	$6,878,182	$6,156,195	$4,618,328	$4,369,480	$4,207,705

Liabilities:
Repurchase agreements	$1,337,805	$1,538,820	$1,716,398	$1,444,243	$1,377,148
Repurchase agreements with affiliates	-	147,417	259,004	153,076	123,483
Securitized debt	342,819	364,665	390,350	414,339	442,782
Securitized debt, non-retained	2,120,861	1,636,437	-	-	-
Payable for investments purchased	-	41,822	-	73,460	270,735
Accrued interest payable	12,145	9,691	3,235	3,199	2,801
Dividends payable	130,420	113,793	113,788	80,311	37,705
Accounts payable and other liabilities	679	489	472	752	487
Investment management fees payable to affiliate	9,357	8,114	8,519	9,071	5,955
Interest rate swaps, at fair value	11,237	-	-	-	-
Total liabilities	$3,965,323	$3,861,248	$2,491,766	$2,178,451	$2,261,096

Stockholders' Equity:
Common stock: par value $0.01 per share; 1,000,000,000 shares authorized, 883,151,028, 670,371,002, 670,371,587, 670,324,854, and 670,325,786 shares issued and outstanding, respectively	$8,822	$6,694	$6,693	$6,693	$6,692
Additional paid-in-capital	3,056,566	2,290,636	2,290,614	2,290,328	2,290,308
Accumulated other comprehensive income (loss)	673	144,978	(99,754)	(53,322)	(220,029)
Accumulated deficit	(153,202)	(147,361)	(70,991)	(52,670)	(130,362)
Total stockholders' equity	$2,912,859	$2,294,947	$2,126,562	$2,191,029	$1,946,609
Total liabilities and stockholders' equity	$6,878,182	$6,156,195	$4,618,328	$4,369,480	$4,207,705

(1) Derived from the audited consolidated financial statements at December 31, 2009.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Net Interest Income:
Interest income	$133,522	$128,984	$100,765	$104,690	$65,077
Interest expense	7,198	7,374	8,530	9,197	8,313

Interest income, non-retained	49,829	50,861	-	-	-
Interest expense, non-retained	21,421	33,830	-	-	-
Net interest income	154,732	138,641	92,235	95,493	56,764
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(24,746)	(22,687)	(1,480)	(6,209)	(8,575)
Non-credit portion of loss recognized in other comprehensive income (loss)	17,853	20,143	164	4,024	2,080
Net other-than-temporary credit impairment losses	(6,893)	(2,544)	(1,316)	(2,185)	(6,495)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(11,237)	-	-	-	-
Realized gain (loss) on sales of investments, net	-	342	16,191	74,508	9,321
Realized losses on principal write-downs of non-Agency RMBS	(326)	(949)	(195)	(61)	-
Total other gains (losses)	(11,563)	(607)	15,996	74,447	9,321
Net investment income (loss)	136,276	135,490	106,915	167,755	59,590
Other expenses:
Management fee	9,263	8,114	8,516	8,649	5,955
Provision for loan losses	1,024	606	1,692	47	1,130
General and administrative expenses	1,409	1,160	1,238	1,057	861
Total other expenses	11,696	9,880	11,446	9,753	7,946
Income (loss) before income taxes	124,580	125,610	95,469	158,002	51,644
Income taxes	1	-	-	-	-
Net income (loss)	$124,579	$125,610	$95,469	$158,002	$51,644

Net income (loss) per share-basic and diluted	$0.16	$0.19	$0.14	$0.24	$0.10
Weighted average number of shares outstanding-basic and diluted	765,475,340	670,371,022	670,324,435	670,324,854	503,110,132
Comprehensive income (loss):
Net income (loss)	$124,579	$125,610	$95,469	$158,002	$51,644
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(151,524)	241,581	(31,753)	238,969	39,501
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	6,893	2,544	1,316	2,185	6,495
Reclassification adjustment for realized losses (gains) included in net income	326	607	(15,996)	(74,447)	(9,321)
Other comprehensive income (loss):	(144,305)	244,732	(46,433)	166,707	36,675
Comprehensive income (loss)	$(19,726)	$370,342	$49,036	$324,709	$88,319

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the six months ended
	June 30, 2010	June 30, 2009
Net Interest Income:
Interest income	$262,506	$93,084
Interest expense	14,572	17,355

Interest income, non-retained	100,690	-
Interest expense, non-retained	55,251	-
Net interest income	293,373	75,729
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(47,433)	(8,575)
Non-credit portion of loss recognized in other comprehensive income (loss)	37,996	2,080
Net other-than-temporary credit impairment losses	(9,437)	(6,495)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(11,237)	-
Realized gain (loss) on sales of investments, net	342	12,948
Realized losses on principal write-downs of non-Agency RMBS	(1,275)	-
Total other gains (losses)	(12,170)	12,948
Net investment income (loss)	271,766	82,182
Other expenses:
Management fee	17,377	8,539
Provision for loan losses	1,630	1,363
General and administrative expenses	2,569	1,766
Total other expenses	21,576	11,668
Income (loss) before income taxes	250,190	70,514
Income taxes	1	1
Net income (loss)	$250,189	$70,513

Net income (loss) per share-basic and diluted	$0.35	$0.21
Weighted average number of shares outstanding-basic and diluted	718,185,900	341,053,858
Comprehensive income (loss):
Net income (loss)	$250,189	$70,513
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	90,057	53,092
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	9,437	6,495
Reclassification adjustment for realized losses (gains) included in net income	933	(12,948)
Other comprehensive income (loss):	100,427	46,639
Comprehensive income (loss)	$350,616	$117,152

CONTACT:
Chimera Investment Corporation
Investor Relations
1-866-315-9930
www.chimerareit.com